Exhibit 10.1

Tritium DCFC Limited

Long Term Incentive Plan Rules

Contents

1 Definitions		1

2 Invitations		7
2.1	Board may make Invitations	7
2.2	Form of an Invitation	8
2.3	Terms of grant	9

3 Contribution arrangements		9
3.1	Board may permit Contributions	9
3.2	Invitations involving Contributions	10
3.3	Default Contribution arrangements	10

4 Trust arrangements		11
4.1	Board may require a Trust	11
4.2	Invitations involving a Trust	11
4.3	Default Trust arrangements	11

5 Dividend Equivalent Rights		12
5.1	Board may grant	12
5.2	Invitation	12
5.3	Default rights	13

6 Applications		13
6.1	How an Application is made	13
6.2	Board discretions regarding Applications	13
6.3	Consequences of an Application	13

7 Grant of Awards		14
7.1	When grant occurs	14
7.2	Grant in favour of the Eligible Participant	14

8 Vesting and Exercise		14
8.1	Vesting of an Option or a Performance Right	14
8.2	Exercise of an Option	14
8.3	Vesting of Restricted Shares	14
8.4	Vesting of an Incentive Right	15

9 Lapsing and forfeiture		15
9.1	Lapsing of an Option	15
9.2	Lapsing of a Performance Right	15
9.3	Forfeiture of a Restricted Share	15
9.4	Lapsing of an Incentive Right	16
9.5	Forfeited Shares	16

10 Satisfaction of Options and Rights		16
10.1	Allocation of Shares	16
10.2	Cash equivalent payments	17
10.3	Deferring Allocation of Shares	17

Long Term Incentive Plan Rules	page i

11 Satisfaction of Incentive Rights		17
11.1	Deferring Payment	,17

12 Satisfaction of Dividend Equivalent Rights		18

13 Dealing Restrictions		18
13.1	Limited Dealing in Awards	18
13.2	Consequence of prohibited Dealing	18
13.3	Allocated Shares	18
13.4	Enforcement of Dealing Restrictions	18

14 Cessation of Employment		18
14.1	Treatment of an Award	18
14.2	Applicable treatment (including Good Leaver and Bad Leaver)	19
14.3	Default treatment	20

15 Change of Employment		20
15.1	Transfers outside Australia	20
15.2	Treatment of Awards	21

16 Control of the Company		21
16.1	Board determination	21
16.2	Consequence of determination	21
16.3	Exercise or Vesting following Control	22

17 Adjustments of Awards		22
17.1	Adjustments circumstances	22
17.2	Permitted adjustments	22
17.3	Rights issues and entitlement offers	23
17.4	Bonus issues	23
17.5	Reorganisations	23
17.6	Additional Awards or Dividend Equivalent Rights	23
17.7	Non-Australian residents	23
17.8	Notice to Participants	24
17.9	Accumulation of adjustments	24

18 Inappropriate benefits		24
18.1	Inappropriate circumstances	24
18.2	Treatment of Awards	25

19 Tax		25
19.1	Participant responsibility	25
19.2	Withholding circumstances	26
19.3	Reimbursement arrangements	26

20 Shares issued under the Plan		26
20.1	Share ranking	26
20.2	Listing of Shares on the Exchange	26

Long Term Incentive Plan Rules	page ii

21 Irrevocable power of attorney		26

22 Amendments to the Plan		27
22.1	Board may make amendments	27
22.2	Restrictions on amendments	27
22.3	Permitted amendments	27
22.4	Termination or Suspension of the Plan	27

23 Relationship with Participants		28
23.1 Separate rights and obligations		28
23.2	No compensation	28

24 Administration of the Plan		29
24.1	Power of the Board	29
24.2	Waivers	29
24.3	Interpretation of the Plan	29
24.4	Appointment of attorney	29
24.5	Participant data	29
24.6	Overseas participants	30
24.7	Payments	30
24.8	Connection with other plans	30
24.9	Amounts owing by a Participant	30

25 Notices		31
25.1	Notices by the Company	31
25.2	Notices to a Group Company	31
25.3	Time of service	31

26 Governing Law		31

27 General		32
27.1	Interpretation	32
27.2	Application of Corporations Act and Listing Rules	32

Schedule 1 - Irrevocable power of attorney		33

Long Term Incentive Plan Rules	page iii

1	Definitions

Allocate

(a)    The issue of a Share to or for the benefit of;

(b)    procuring the transfer of a Share (pursuant to a purchase on-market or an off- market transfer) to or for the benefit of; or

(c)    procuring the setting aside of a Share for the benefit of,

a Participant.

Application	An application by an Eligible Participant to participate in the Plan and be granted an Award.

ASIC	Australian Securities and Investment Commission.

Award	(a) An Option; (b) a Performance Right; (c) a Restricted Share; (d) an Unrestricted Share; or (e) an Incentive Right.

Bad Leaver

Any Eligible Participant who ceases employment with the Company (or, if applicable, a Group Company) by reason of:

(a)    resignation;

(b)    fraudulent or dishonest conduct; or

(c)    termination for cause or summary dismissal pursuant to the terms of the Eligible Participant’s terms of employment, or otherwise for:

(i)  suspension or termination of the Eligible Participant’s working visa (if applicable), or any restriction on their ability to work lawfully in Australia;

(ii)  wilful or deliberate behaviour that is inconsistent with the continuation of employment by the Company (or Group Company, as applicable);

(iii)   engaging in conduct that causes imminent and serious risk to the health or safety of a person or the reputation, viability or profitability of the Company’s business;

(iv) theft and/or fraud;

Long Term Incentive Plan Rules	page 1

(v)   wilful misrepresentation of any qualifications, licences, certifications, etc.;

(vi) misappropriation of funds;

(vii)  being indicted for a criminal offence;

(viii)  attending work under the influence of drugs and/or alcohol;

(ix) verbally or physically assaulting, abusing, harassing or threatening an officer, client or customer of the Group or another Employee;

(x)   malicious damage to property of the Group, an officer, client or customer of the Group or another Employee;

(xi) wilful disobedience of a lawful and reasonable direction given by a representative of the Company (or any other Group Company);

(xii)  a wilful, serious breach of applicable Group codes of conduct and workplace policies and processes including the confidentiality and intellectual property provisions contained in the Eligible Participant’s terms of employment; and / or

(xiii)  any other matter that the Company (or Group Company) believes is consistent with the meaning of “serious misconduct” in the Fair Work Act 2009 (Cth) and the Fair Work Regulations 2009 (Cth)

(d)    any matter (including as a Good Leaver) but where within the period of restraint set out in the Eligible Participant’s terms of employment (or if not so specified, 3 months of ceasing employment):

(i)  the Participant commences employment with a competitor;

(ii)  the Participant establishes a business which is in competition with the Group;

(iii)   key client accounts move to the Participant; or

(iv) key existing staff cease employment with a company in the Group and commence employment with the Participant.

Long Term Incentive Plan Rules	page 2

Board	The board of directors of the Company, any committee of that board or a duly authorised person or body to which that board has delegated its powers under this Plan.

Cessation Date	In relation to a particular Participant, the date on which Cessation of Employment of that Participant occurs.

Cessation of Employment

In relation to a particular Participant:

(a)    that Participant ceases to be an Employee for whatever reason; or

(b)    that Participant’s employer (being a company other than the Company) ceases to be a Group Company.

Change of Control Event

(a)    A Takeover Bid being made for Shares in the Company;

(b)    a court orders a meeting to be convened in relation to a compromise or arrangement for the purposes of, or in connection with:

(i)  a scheme which would, if it becomes effective, result in any person (either alone or together with its related bodies corporate) owning all of the shares in the Company; or

(ii)  a scheme for the reconstruction of the Company or its amalgamation with any other company or companies;

(c)    any other transaction or event that in the Board’s opinion is likely to result in a change of Control of the Company.

Company	Tritium DCFC Limited ACN 650 026 314.

Constitution	The constitution of the Company.

Contributions

A monetary amount to be applied towards the price payable for the Allocation of a Share, whether made before or after the Allocation, from one or more of the following:

(a)    gross (before-tax) wages or salary;

(b)    net (after-tax) wages or salary;

(c)    a bonus or other remuneration.

Control	Has the meaning given in section 50AA of the Corporations Act.

Corporations Act	Corporations Act 2001 (Cth).

Long Term Incentive Plan Rules	page 3

Dealing

In relation to an Award or a Share (as the case may be), any dealing, including but not limited to:

(a)    a sale, transfer, assignment, trust, encumbrance, option, swap, any alienation of all or any part of the rights attaching to the Award or Share;

(b)    any attempt to do any of the actions set out in paragraph (a); and

(c)    any arrangement or transaction in financial products that operates to limit the economic risk associated with holding a Share or Award.

Dealing Restriction	The restrictions on Dealing with an Award or Shares (as applicable) as set out in these Rules or an Invitation.

Dividend Equivalent Right

A right to be paid a cash amount that is ultimately determined by reference to (wholly or in part):

(a)    the amount or value of dividends paid or payable in relation to Shares over a specified period of time; or

(b)    a change in the amount or value over a specified period of time of dividends paid or payable in relation to Shares.

Eligible Participant

(a)    An Employee (including a director employed in an executive capacity); or

(b)    any other person who the Board determines is eligible to receive a grant of an Award under the Plan, which may include a non-executive director or independent contractor of a Group Company.

Employee	Any person who is in full-time or part-time employment of a Group Company.

Exchange	Any stock exchange nationally recognised in the United States of America or Australia (including Nasdaq Capital Market) on which the Shares are listed.

Exercise Price	The amount payable to exercise an Option following Vesting as set out in an Invitation (as adjusted or amended in accordance with these Rules).

Financial Year	The financial year of the Company (being at the time of adoption of these Rules a period of 12 months starting on 1 July in one year and ending on 30 June in the following year).

Forfeited Share	A Share forfeited in accordance with these Rules.

Long Term Incentive Plan Rules	page 4

Good Leaver

An Eligible Participant who:

(a)    ceases employment or office with any Group Company and who is not a Bad Leaver, and includes where a Participant’s employment or office ceases due to redundancy, bona fide retirement, permanent incapacity or death; or

(b)    ceases employment or office with any member of the Group Company and whom the Board in its absolute discretion determines is a Good Leaver (including where the Eligible Participant would otherwise be considered a Bad Leaver).

Group	The Company and each Group Company.

Group Company	The Company and each of its Subsidiaries.

Incentive Right

A right to be paid a cash amount that is ultimately determined by reference to (wholly or in part):

(a)    the price or value of Shares at a specified point in time or period of time; or

(b)    a change in the price or value of Shares over a specified period of time.

Invitation	An invitation to an Eligible Participant made by the Board under clause 2.1 to apply to participate in the Plan and apply for a grant of an Award.

Listing Rules	The rules and regulations of any Exchange.

Market Value

In relation to a Share means:

(a)    the VWAP of Shares over the 10 Trading Days on which sales were recorded on the Exchange immediately before the relevant date; or

(b)    any other calculation as determined by the Board.

Option	An option to acquire one Share (or to be paid a cash payment in lieu of one Share) in accordance with these Rules and an Invitation.

Participant	A person who has holds an Award or Share under the terms of this Plan from time to time.

Performance Right	A right to acquire one Share (or to be paid a cash payment in lieu of one Share) in accordance with these Rules and an Invitation.

Plan	The Tritium DCFC Limited Long Term Incentive Plan as set out in these Rules.

Long Term Incentive Plan Rules	page 5

Restricted Share	A Share Allocated under this Plan (other than as result of the exercise of an Option or the Vesting of a Performance Right) that has not yet become an Unrestricted Share.

Restriction Period	The period during which a Participant must not Deal with Awards or Shares Allocated on exercise or Vesting of an Award as specified in an Invitation.

Rules	The terms and conditions set out in this document as amended from time to time.

Securities Trading Policy	The policy of the Company on Dealing in securities of the Company as amended or replaced from time to time.

Share	A fully paid ordinary share in the capital of the Company.

Subsidiary	A body corporate which is a subsidiary of the Company within the meaning of section 9 of the Corporations Act.

Takeover Bid	Has the meaning given in section 9 of the Corporations Act.

Tax	Any tax, levy, excise, duty, charge, surcharge, contribution, withholding tax, impost or withholding obligation of whatever nature, whether direct or indirect, by whatever method collected or recovered, together with any fees, penalties, fines, interest or statutory charge.

Tax Liability	A liability of the Participant for income tax or employment taxes under any wage, withholding or other arrangements or for any other tax, social security contributions or levy or charge of a similar nature.

Trading Day	Any day on which the Exchange is open for trading.

Trust	In relation to an Invitation, the trust specified by the Company as the trust for the purposes of the Invitation.

Trust Deed	The trust deed of the Trust, as amended from time to time

Trust Share	In respect of a Participant, a Share Allocated under the Plan that is held by the Trustee on behalf of that Participant pursuant to the Trust Deed.

Trustee	The trustee under the Trust Deed.

Unrestricted Share	A Share Allocated under this Plan (including as a result of the exercise of an Option or the Vesting of a Performance Right) that is not subject to any dealing restrictions or forfeiture conditions under clause 8 or 9.

Unvested	In respect of an Award means an Award which has not Vested.

Long Term Incentive Plan Rules	page 6

Vest or Vesting

The process by which the holder of an Award becomes entitled to:

(a)    in the case of an Option, exercise the Option in accordance with clause 8.2;

(b)    in the case of a Performance Right, be Allocated a Share in accordance with clause 10.1 or be paid the amount payable in respect of the Performance Right in accordance with clause 10.2; or

(c)    in the case of an Incentive Right, be paid the amount payable in respect of the Incentive Right; or

(d)    in the case of a Restricted Share, an Unrestricted Share in accordance with clause 8.3,

following all Vesting Conditions that apply to that Award being satisfied or otherwise waived by the Board.

Vesting Condition	Means one or more conditions (which may comprise of include a condition that the relevant Participant remains an Employee for a specified period) which must be satisfied or circumstances which must exist before an Award Vests under these Rules.

Vesting Period	The period or periods over which the Vesting Conditions are measured or tested as specified by the Board for the purposes of a particular Award, including any period or periods over which any re-testing of the Vesting Conditions occurs.

VWAP

In relation to a Share means the arithmetic average of the daily volume weighted average market price of the Shares (calculated to 2 decimal places of one cent) of all Shares sold on the Exchange excluding:

(a)    special crossings, overseas trades, trades pursuant to the exercise of options, overnight trades, and any other trades that are excluded from an Exchange volume weighted average price calculation; and

(b)    any trades that the Board determines to exclude on the basis that the trades are not fairly reflective of natural supply and demand.

2	Invitations

2.1	Board may make Invitations

(a)

The Board may, from time to time, in its absolute discretion and subject to these Rules invite Eligible Participants to participate in the Plan and apply for a grant of Awards upon the terms set out in the Plan and any other terms and conditions as the Board determines.

Long Term Incentive Plan Rules	page 7

(b)

The Board may in its discretion invite an Eligible Participant to apply for a grant of a Dividend Equivalent Right in an Invitation to apply for a grant of Award (other than a Restricted Share or Unrestricted Share).

(c)

Without limiting clause 2.1(a), an Invitation may be expressed as an offer to the Eligible Participant to participate in the Plan and may specify the manner in which the Eligible Participant may accept that offer or the conduct of the Eligible Participant which will be treated as acceptance of that offer, including the failure of the Eligible Participant to lodge or submit an election not to participate in the Plan in accordance with the instructions that accompany the Invitation.

(d)	Without limiting clause 2.1(a), an Invitation may be made to a person where the Invitation is conditional on the person becoming an Employee.

(e)	The Board may amend or withdraw an Invitation at any time prior to acceptance. An invitation that is withdrawn will become null and void and of no effect.

2.2	Form of an Invitation

(a)

An Invitation may take any form determined by the Board, including by electronic means or by way of making it available on a website and notifying the Eligible Participant recipient that it is available on the website.

(b)	An Invitation must include the following information:

(i)	the type or types of Awards being offered;

(ii)	the number of Awards being offered or the method by which the number will be calculated;

(iii)	the manner in which the Eligible Participant may accept or reject the Invitation and the latest date by which the Invitation must be accepted;

(iv)	the amount (if any) that will be payable for the grant of an Award or the method by which that amount will be calculated; and

(v)	any Vesting Conditions or other conditions that apply to the Award, including any Vesting Period.

(c)	An Invitation for a grant of an Option or Performance Right must include the following information:

(i)	if the Award is an Option, the requirements for exercising the Option, including any Exercise Price that will be payable and the period or periods in which the Option may be exercised;

(ii)	whether the exercise of the Option or Vesting of the Performance Right will only be satisfied by an Allocation of Shares to the Participant; and

(iii)	the dates or circumstances in which the Option or Performance Right may lapse.

Long Term Incentive Plan Rules	page 8

(d)	An Invitation for a grant of an Incentive Right must include the following information:

(i)	how the amount of the Incentive Right will be calculated; and

(ii)	when the amount of the Incentive Right will be paid.

(e)	An Invitation may include the following information:

(i)	the circumstances (if any) in which Shares Allocated to the Participant may be forfeited;

(ii)	any Dealing Restrictions (including the Restriction Period);

(iii)	how an Award may be treated in the event that a Cessation of Employment of the Participant occurs;

(iv)	how an Award may be treated in the event that a Change of Control Event occurs;

(v)	how an Award may be treated in the circumstances referred to in clause 15.1; and

(vi)	how an Award may be treated in the circumstances referred to in clause 18.1.

2.3	Terms of grant

Unless an Invitation provides otherwise:

(a)	no payment will be required for the grant of an Award; and

(b)	an Option or Performance Right does not confer on a Participant the right to participate in new issue of securities to existing holders of Shares unless:

(i)	the Participant has become entitled to exercise the Option or the Performance Right has Vested;

(ii)	Shares have been Allocated under the Plan in respect of that Option or Performance Right before the record date for the determination of entitlements to the new issue of securities; and

(c)	the Participant participates as a holder of those Allocated Shares.

3	Contribution arrangements

3.1	Board may permit Contributions

The Board may in its discretion determine that a Participant may satisfy the payment of the amount (if any) payable for the Allocation of Restricted Shares by means of the application of Contributions.

Long Term Incentive Plan Rules	page 9

3.2	Invitations involving Contributions

If the Board makes a determination under clause 3.1, the Invitation for the grant of those Restricted Shares must specify:

(a)	the form and manner by which a Participant can agree to make Contributions;

(b)	the type of Contributions which may be made;

(c)	the period or periods of time during which Contributions may be made;

(d)	any limitations on the amount of Contributions which can be made, which may vary between different types of Contributions and may include either or both a minimum amount and maximum amount;

(e)	the circumstances (if any) in which the amount of the Contributions agreed to be made by the Participant can be changed and how that change may be effected;

(f)	the manner in which Contributions made by a Participant will be held pending their application for an Allocation of Shares;

(g)

the procedure by which the Contributions will be applied towards the price payable for an Allocation of Shares, including the time or times when the Restricted Shares will be Allocated and how Contributions in excess of the price payable for the Allocation of the Restricted Shares will be dealt with;

(h)	how the Contributions will be treated in the event a Cessation of Employment of the Participant occurs;

(i)	how the Contributions will be treated in the event a Change of Control Event occurs;

(j)

the circumstances (if any) in which the Participant may be prohibited or suspended from making further Contributions and the consequences of that prohibition or suspension, including how Contributions made prior to that time will be dealt with; and

(k)	the procedure by which a Participant may elect to discontinue making Contributions under the Plan, when that election takes effect and the consequences of that election.

3.3	Default Contribution arrangements

Unless an Invitation to which this clause 3 applies provides otherwise:

(a)

any Contributions (other than in the form of future gross (before-tax) salary or wages) will pending their application be held by or on behalf of the Company or a Group Company on trust for Participants in an account with a financial institution that is used solely in connection with employee incentive schemes of the Group Companies (including the Plan);

(b)	a Participant cannot elect to discontinue making Contributions in regards to Shares which have already been Allocated to the Participant;

(c)	subject to clause 3.3(b), a notice given by the Participant to the Company in accordance with these Rules to discontinue making Contributions will take effect 45 days after the giving of the notice;

Long Term Incentive Plan Rules	page 10

(d)

if a Participant has elected to discontinue making Contributions in accordance with the procedure specified in the Invitation, any Contributions (other than in the form of future gross (before-tax) salary or wages) that have not been applied for the Allocation of Shares to the Participant under the Plan will be repaid to the Participant as soon as practicable after that discontinuation less any applicable Tax on those Contributions; and

(e)	the Company will not pay interest on Contributions made by a Participant pending the application of those Contributions for the Allocation of Shares to the Participant.

4	Trust arrangements

4.1	Board may require a Trust

The Board may in its discretion determine that a Restricted Share or Unrestricted Share will be held by a Trustee on behalf of a Participant on the terms and conditions of the Trust Deed and any additional terms as the Board determines.

4.2	Invitations involving a Trust

If the Board make a determination under clause 4.1, the Invitation for those Restricted Shares or Unrestricted Shares must set out:

(a)	the name of the Trust and Trustee;

(b)	the rights of the Participant to receive income deriving from the Trust Shares, including dividends and distributions;

(c)	the rights of the Participant to exercise, or to direct the Trustee to exercise on their behalf, any voting rights attaching to Trust Shares; and

(d)	the circumstances in which the Participant, or the Company on behalf of the Participant, may direct the Trustee to:

(i)	transfer the Trust Share into the Participant’s name; or

(ii)	sell the Trust Share and pay the proceeds of sale less any transaction costs of the sale to the Participant.

4.3	Default Trust arrangements

Unless the terms of the Trust Deed or an Invitation in respect of Trust Shares provides otherwise:

(a)

the Trustee will not levy any fees or charges for administering the Trust that are payable directly by the Participant or out of the assets of the Trust, other than reasonable disbursements including brokerage and Tax levied or incurred in connection with the Trust;

(b)	the Participant is entitled to receive all dividends and other distributions or benefits payable to the Participant or the Trustee in respect of Trust Shares;

Long Term Incentive Plan Rules	page 11

(c)	the Participant is entitled to direct the Trustee in writing how to exercise the voting rights attaching to Trust Shares;

(d)	where the Trustee is a Group Company, the Trustee will not, at its own discretion, exercise the voting rights attaching to Trust Shares;

(e)

any bonus shares that are issued in respect of Trust Shares will be issued to the Trustee on the Participant’s behalf and will be held subject to the same Dealing Restrictions as the Trust Shares in respect of which they were issued;

(f)	if rights arise on a rights issue or entitlement offer in respect of Trust Shares:

(i)	the Participant may instruct the Trustee how to deal with those rights in accordance with the Trust Deed; and

(ii)	if the Participant does not instruct the Trustee how to deal with those rights, the rights will be dealt with in accordance with the Trust Deed; and

(g)

where a Trust Share ceases to be a Restricted Share, the Trustee will continue to hold the Trust Share on trust on behalf of the Participant until the Participant, or the Company on behalf of the Participant, directs the Trustee to:

(i)	transfer the Trust Share into the Participant’s name; or

(ii)	sell the Trust Share in accordance with the Trust Deed and pay the proceeds of sale less any transaction costs of the sale to the Participant.

5	Dividend Equivalent Rights

5.1	Board may grant

The Board may determine at the time an Invitation of Options, Performance Rights or Incentive Rights is made that the Participant will also be granted a Dividend Equivalent Right in respect of:

(a)	Options which are exercised; or

(b)	Performance Rights which Vest; or

(c)	Incentive Rights which Vest.

5.2	Invitation

If the Board makes a determination under clause 5.1, the Invitation for the grant of Dividend Equivalent Rights must specify:

(a)	how the amount of the Dividend Equivalent Right will be calculated; and

(b)	when the amount of the Dividend Equivalent Right will be paid.

Long Term Incentive Plan Rules	page 12

5.3	Default rights

Unless an Invitation of Dividend Equivalent Rights provides otherwise:

(a)

the amount of the Dividend Equivalent Rights which apply to an Option or a Performance Right will be approximately equal to the amount of dividends that would have been payable to a Participant had he or she been the registered holder of the Shares which are Allocated on exercise of that Option or Vesting of that Performance Right from the first day of the Financial Year in which that Option or Performance Right is granted (excluding any dividends actually paid in respect of those Shares after their Allocation to the Participant);

(b)

the amount of the Dividend Equivalent Rights will not be grossed up or otherwise adjusted to account for any Tax consequences which would have applied if the Participant had actually been paid a dividend; and

(c)

the Company must satisfy the entitlement of a Participant to receive a payment of a Dividend Equivalent Right which applies to an Option or a Performance Right as soon as reasonably practicable following the Allocation of Shares on exercise of that Option or Vesting of that Performance Right.

6	Applications

6.1	How an Application is made

An Application by the Eligible Participant must be made in accordance with the instructions that accompany the Invitation to which the Application relates, or in any other way the Board determines.

6.2	Board discretions regarding Applications

(a)

The Board may, at its discretion, refuse to allow the participation of a person in the Plan where that person ceases to be an Eligible Participant, or ceases to satisfy any other condition imposed by the Board, before the grant of the Award is made.

(b)	Nothing limits the Board’s ability to treat the conduct of an Eligible Participant in respect of an Invitation as valid application to participate in the Plan under these Rules.

6.3	Consequences of an Application

By applying to participate in the Plan in respect of an Invitation, the Eligible Participant is deemed to have agreed to be bound by these Rules, the terms of the Invitation and the Constitution.

Long Term Incentive Plan Rules	page 13

7	Grant of Awards

7.1	When grant occurs

If:

(a)	an Application by an Eligible Participant is accepted by the Board; or

(b)	an Invitation in the form referred to in clause 2.1(c) is made and that offer is accepted in accordance with the terms of the Invitation,

the Board will (subject to its discretion under clause 6.2) at a time determined by the Board, and provided the relevant Eligible Participant continues to be an Employee (unless the Board determines otherwise):

(c)	in the case of an Award other than Restricted Shares and Unrestricted Shares, grant the Award to the Eligible Participant; or

(d)	in the case of Restricted Shares and Unrestricted Shares, Allocate Shares to the Eligible Participant.

7.2	Grant in favour of the Eligible Participant

Unless the Board determines otherwise and subject to clause 4, an Award may not be registered in any name other than that of the Eligible Participant.

8	Vesting and Exercise

8.1	Vesting of an Option or a Performance Right

(a)

Subject to any express clause of these Rules, an Option or a Performance Right will only Vest (and in the case of an Option become exercisable) where each Vesting Condition and any additional terms specified in the Invitation for that Option or Performance Right have been satisfied or otherwise waived by the Board.

(b)	Vesting occurs upon notification from the Company to the Participant that an Option or Performance Right has Vested pursuant to this clause 8.1.

8.2	Exercise of an Option

(a)	An Option may only be exercised if it has Vested.

(b)	The exercise of an Option may only be effected in a form and manner specified in the Invitation or as otherwise determined by the Board.

(c)	Subject to clause 10.2(b)(ii), on the exercise of an Option the Participant must pay the Exercise Price for that Option.

8.3	Vesting of Restricted Shares

Subject to any express clause of these Rules, a Share ceases to be a Restricted Share where:

(a)	each Vesting Condition and any additional terms specified in the Invitation for that Restricted Share have been satisfied or otherwise waived by the Board; and

(b)	the Company notifies the Participant that the Share is no longer a Restricted Share.

Long Term Incentive Plan Rules	page 14

8.4	Vesting of an Incentive Right

(a)

Subject to any express clause of these Rules, an Incentive Right will only Vest where each Vesting Condition and any additional terms specified in the Invitation for that Incentive Right have been satisfied or otherwise waived by the Board.

(b)	Vesting occurs upon notification from the Company to the Participant that an Incentive Right has Vested pursuant to this clause 8.4.

9	Lapsing and forfeiture

9.1	Lapsing of an Option

An Option will lapse upon the earliest to occur of:

(a)	the date specified after Vesting in the Invitation for that Option or if no date specified 3 years after vesting;

(b)	a date or circumstance specified in the Invitation for that Option or a provision of these Rules as when an Option lapses;

(c)	failure to meet a Vesting Condition within the Vesting Period or meet any other condition applicable to the Option within the period specified in the Invitation for that Option; or

(d)	the receipt by the Company of a notice in writing from a Participant that the Participant has elected to surrender the Option.

9.2	Lapsing of a Performance Right

A Performance Right will lapse upon the earliest to occur of:

(a)	a date or circumstance specified in the Invitation for that Performance Right or a provision of these Rules as when a Performance Right lapses;

(b)

failure to meet a Vesting Condition within the Vesting Period or meet any other condition applicable to the Performance Right within the period specified in the Invitation for that Performance Right; or

(c)	the receipt by the Company of a notice in writing from a Participant that the Participant has elected to surrender the Performance Right.

9.3	Forfeiture of a Restricted Share

A Restricted Share will be forfeited upon the earliest to occur of:

(a)	a date or circumstance specified in the Invitation for that Restricted Share or a provision of these Rules as when a Restricted Share is forfeited;

(b)	failure to meet a Vesting Condition within the Vesting Period or any other condition applicable to the Restricted Share within the period specified in the Invitation for that Restricted Share; or

(c)	the receipt by the Company of a notice in writing from a Participant that the Participant has elected to surrender the Restricted Share.

Long Term Incentive Plan Rules	page 15

9.4	Lapsing of an Incentive Right

An Incentive Right will lapse upon the earliest to occur of:

(a)	a date or circumstance specified in the Invitation for that Incentive Right or a provision of these Rules as when an Inventive Right lapses;

(b)	failure to meet a Vesting Condition within the Vesting Period or meet any other condition applicable to the Incentive Right within the period specified in the Invitation for that Incentive Right; or

(c)	the receipt by the Company of a notice in writing from a Participant that the Participant has elected to surrender the Incentive Right.

9.5	Forfeited Shares

(a)

Where a Forfeited Share is held by the Participant, the Participant is taken to have agreed to dispose of all of his or her interest in that Share for no consideration and the Share will be transferred into the name of the Company’s nominee.

(b)

Where a Forfeited Share is held by the Trustee, the Participant’s rights in the Share will be extinguished for no consideration and the Share will be held by the Trustee as general trust property in accordance with the terms of the Trust.

(c)

Where a Forfeited Share was Allocated to a Participant on the exercise of an Option, the Company may, but is not obliged to, repay to the Participant any Exercise Price paid by that Participant in relation to that Forfeited Share.

10	Satisfaction of Options and Rights

10.1	Allocation of Shares

(a)	Subject to clause 10.2 and 10.3, on the exercise of an Option or Vesting of a Performance Right, the Company must Allocate a Share to the Participant.

(b)

If the aggregate number of Shares, but for this clause 10.1(b), would have been allocated in accordance with clause 10.1(a) in respect of the exercised Option or Vested Performance Right of a Participant at a particular time includes a fraction of a Share, the aggregate number of Shares that the Participant is entitled to be allocated in respect of those Options or Performance Rights at that time (subject to the Plan) will be rounded down to the nearest whole number, and the number of Shares to which the Participant is entitled to be allocated in respect of those exercised Options or Vested Performance Rights will be deemed to be decreased on a pro rata basis accordingly.

Long Term Incentive Plan Rules	page 16

10.2	Cash equivalent payments

(a)

Unless the terms of an Invitation provide otherwise, the Board may determine that the exercise of an Option or the Vesting of a Performance Right will be satisfied by the Company making a cash payment to the Participant in lieu of an Allocation of Shares. The Board may determine that some or all of a Participant’s Options or Rights will be settled in this manner.

(b)	Where the Board makes a determination under 10.2(a), the Company must notify the Participant of the following information:

(i)	the number of Options or Performance Rights the subject of that determination; and

(ii)

that no Exercise Price is payable in respect of an Option the subject of that determination or that the Company will refund any Exercise Price paid by the Participant in respect of an Option the subject of that determination.

(c)

Where the Board makes a determination under clause 10.2(a), the Company must, as soon as reasonably practicable following the exercise of an Option or the Vesting of a Performance Right, pay to the Participant an amount equivalent to the value of the exercised Options or the Vested Performance Rights the subject of that determination calculated in accordance with clause 10.2(d).

(d)

The amount of the cash payment referred in clause 10.2(c) will be calculated by multiplying the number of Options that have been exercised or the number of Performance Rights that have Vested (as applicable) by the Market Value on the date on which the Share in respect of that Option or Performance Right would otherwise have been Allocated to a Participant, less in the case of Options, any Exercise Price of those Options specified in the Invitation which has not been paid by the Participant to the Company

10.3	Deferring Allocation of Shares

To the extent required by law, the Company shall defer the allocation of a proportion of Shares or, where applicable, cash in lieu, for whatever period of time is so required.

11	Satisfaction of Incentive Rights

Subject to clause 11.1, the Company must pay the amount of a Vested Incentive Right on the payment date specified in the Invitation for that Incentive Right.

11.1	Deferring Payment

To the extent required by law, the Company shall defer the payment of a proportion of the amount of a Vested Incentive Right for whatever period of time is so required.

Long Term Incentive Plan Rules	page 17

12	Satisfaction of Dividend Equivalent Rights

The Company must pay the amount of a Dividend Equivalent Right on the payment date specified in the Invitation for that Dividend Equivalent Right.

13	Dealing Restrictions

13.1	Limited Dealing in Awards

A Participant must not Deal with an Award unless that Dealing:

(a)	is required by law and the Participant has provided satisfactory evidence of that requirement to the Board; and

(b)	is permitted (or is not prohibited) by the Company’s Securities Trading Policy.

13.2	Consequence of prohibited Dealing

(a)	Where, in the opinion of the Board, a Participant Deals with an Award (other than a Restricted Share or Unrestricted Share) in breach of clause 13.1, the Award will immediately lapse.

(b)	Where, in the opinion of the Board, a Participant Deals with his or her interest in a Restricted Share in breach of clause 13.1, the Restricted Share is deemed to immediately be forfeited.

13.3	Allocated Shares

The Board may, at its discretion, impose a restriction on Dealing with Shares Allocated on exercise of an Option or Vesting of a Performance Right.

13.4	Enforcement of Dealing Restrictions

(a)

The Company may implement any procedure it considers appropriate to enforce a Dealing Restriction, including the imposition of a holding lock or requiring that Shares be held in trust on behalf of a Participant.

(b)

By making an Application or accepting an Invitation, each Participant undertakes not to take any action or permit another person to take any action to remove any procedure imposed by the Company under clause 13.4(a).

14	Cessation of Employment

14.1	Treatment of an Award

(a)	The Board may:

(i)	specify in the terms of an Invitation; or

(ii)	make a determination as to,

how a Participant’s Awards will be treated on the occurrence of Cessation of Employment of the Participant.

Long Term Incentive Plan Rules	page 18

(b)	The Board may determine that a Participant is a Good Leaver or a Bad Leaver.

(c)	The terms of an Invitation may specify that:

(i)	the applicable treatment under clause 14.2 is subject to the Board’s power to make a determination under clause 14.1(a)(ii);

(ii)

the Good Leaver and Bad Leaver definitions and related provisions in these Rules apply to the Awards the subject of the Invitation, or substitute alternative definitions of Good Leaver and/or Bad Leaver and related provisions (which shall apply in respect of those Awards in lieu of the existing definitions and provision in these Rules); or

(iii)	subject to applicable laws, the circumstances in which a Cessation of Employment of a Participant will be treated as not having occurred for the purposes of the Plan.

14.2	Applicable treatment (including Good Leaver and Bad Leaver)

(a)	The applicable treatment under clause 14.1(a) may be that some or all of the Participant’s Awards:

(i)	Vest on the Cessation Date, or on the occurrence of a specified date or circumstance, or on the satisfaction of a specified condition;

(ii)	are not subject to a term of the grant of the applicable Award, including a Vesting Condition or a Disposal Restriction;

(iii)	in the case of an Option, is only exercisable within a specified period or on the satisfaction of a specified condition; or

(iv)	lapse or are forfeited.

(b)

Where the Awards are subject to Good Leaver and Bad Leaver provisions, the applicable treatment under clause 14.1(a) will be that specified in the Invitation or as determined by the Board, or where not specified or determined by the Board, all of the Participant’s Awards:

(i)	in the case of a Good Leaver, Vest on the Cessation Date and are not subject to a Vesting Condition;

(ii)	in the case of a Bad Leaver, lapse or are forfeited; and

(iii)	in either case, remain subject to a Disposal Restriction,

but in no case will limit the Board’s discretion to make a determination under clause 18.1(e).

(c)	In making a determination under clause 14.1(a), the Board may have regard to any matter the Board considers relevant, including:

(i)	the circumstances in which the Cessation of Employment of the Participant occurred;

Long Term Incentive Plan Rules	page 19

(ii)	the extent that the Vesting Conditions of the Award are determined or estimated by the Board to have been satisfied when tested at the Cessation Date; and

(iii)	the proportion of the Vesting Period of the Award that has elapsed at the time of the Cessation Date.

(d)

Notwithstanding any rule, no Group Company is required to pay, provide, or procure the payment or provision of, any money or other benefit to the Participant which would require shareholder approval under the Corporations Act, if such relevant approval has not been obtained. Nothing in the Plan requires or will be deemed to require any Group Company to seek the approval of their respective shareholders to enable them to perform an action in connection with an Award.

14.3	Default treatment

(a)

Unless an Invitation provides otherwise and subject to clause 14.3(b), any Unvested Award of a Participant does not Vest or lapse as a result of a Cessation of Employment of the Participant, and these Rules and the relevant terms of the Award continue to apply, except that any continuous service requirement of a Vesting Condition will be deemed to have been waived.

(b)	Unless an Invitation provides otherwise, the Board may make a determination under clause 14.1(a)(ii) in respect of an Award of a Participant with 1 month of the Cessation Date.

15	Change of Employment

15.1	Transfers outside Australia

The Board may:

(a)	specify in the terms of an Invitation; or

(b)	make a determination as to,

how a Participant’s Awards will be treated where a Participant is transferred to work for a Group Company outside Australia and, as a result of that transfer:

(c)	the Participant would suffer a tax disadvantage in relation to their Awards which is demonstrated to the satisfaction of the Board;

(d)	the Company would be restricted in its ability to Vest Awards or to Allocate Shares upon the exercise of Options or the Vesting of Performance Shares;

(e)	the Company would be restricted in its ability to pay the amount payable on Vesting of an Incentive Right; or

(f)

the Participant would become subject to restrictions on their ability to Deal with the Awards, or to hold or Deal in the Shares or the proceeds of the Shares acquired on Vesting or exercise, because of the laws of the country to which the Participant is transferred.

Long Term Incentive Plan Rules	page 20

15.2	Treatment of Awards

The applicable treatment under clause 15.1 may be that some or all of the Participant’s Awards:

(a)	Vest on the occurrence of a specified date or circumstance, or on the satisfaction of a specified condition;

(b)	in the case of an Option, is exercisable within a specified period or on the satisfaction of a specified condition;

(c)	an Option or Performance Right will be satisfied by the Company making a cash payment to the Participant in lieu of an Allocation of Shares; or

(d)	any another manner determined by the Board or specified in an Invitation.

16	Control of the Company

16.1	Board determination

(a)	Subject to clause 16.1(b), where a Change of Control Event occurs, the Board may, in its discretion, determine that:

(i)	all or a specified number of a Participant’s Unvested Awards are deemed to have Vested;

(ii)	all or a specified number of a Participant’s Options may be exercised for a period specified by the Board, and if not exercised within that period, will lapse;

(iii)	the Disposal Restrictions or any other terms which apply to the Award cease to apply;

(iv)	the Disposal Restrictions which apply to Shares Allocated on the Vesting of a Performance Right or exercise of an Option cease to apply; and/or

(v)	the Company on behalf of the Participant will direct the Trustee to transfer Trust Shares into the Participant’s name.

(b)

The terms of an Invitation may specify a particular treatment of a Participant’s Unvested Awards where a Change of Control Event occurs, and the Invitation may specify that such treatment is subject to the Board’s power to make a determination under clause 16.1(a).

16.2	Consequence of determination

(a)

Where the Board makes a determination pursuant to clause 16.1(a), the Board must as soon as reasonably practicable give written notice to each Participant of the number of Awards that have Vested or may be exercised (as the case maybe).

Long Term Incentive Plan Rules	page 21

(b)	If the Board determines under clause 16.1(a) that only some of a Participant’s Unvested Awards will vest, all remaining Unvested Awards will lapse, unless the Board determines a different treatment.

16.3	Exercise or Vesting following Control

If:

(a)	a body corporate (Acquirer) obtains Control of the Company as a result of a Change of Control Event; and

(b)	the Company, the Acquirer and the Participant agree,

a Participant may, subject to applicable laws, upon exercise of Options or Vesting of Performance Rights be provided with shares of the Acquirer or its parent in lieu of Shares:

(c)	in such manner as the parties agree; and

(d)	on substantially the same terms and subject to substantially the same conditions as the Shares but with appropriate adjustments to the number and kind of shares of the Acquirer.

17	Adjustments of Awards

17.1	Adjustments circumstances

Prior to:

(a)

the Allocation of Shares upon the exercise of Options or the Vesting of Performance Rights or the making of a cash payment in lieu of an Allocation of Shares to a Participant in accordance with clause 10.2; or

(b)	the payment to a Participant of the amount payable on a Vested Incentive Right or payment of a Dividend Equivalent Right,

the Board may, in its discretion, determine in respect of Awards (other than Restricted Shares or Unrestricted Shares) or Dividend Equivalent Rights to:

(c)	make adjustments to the terms of an Award or Dividend Equivalent Right granted to that Participant; or

(d)	grant additional Awards or Dividend Equivalent Rights to that Participant,

in order to minimise or eliminate any material advantage or disadvantage to a Participant resulting from a corporate action by the Company or a capital reconstruction of the Company, including a return of capital.

17.2	Permitted adjustments

The applicable adjustment under clause 17.1 may be to one or more of the following:

(a)	the number of Awards (other than Restricted Shares or Unrestricted Shares) or Dividend Equivalent Rights to which each Participant is entitled;

Long Term Incentive Plan Rules	page 22

(b)	the number of Shares to which each Participant is entitled upon exercise of Options or Vesting of Performance Rights;

(c)	the amount payable upon Vesting of Incentive Rights;

(d)	the amount payable upon exercise of Options (including the Exercise Price);

(e)	the amount payable upon the Vesting of Performance Rights;

(f)	the amount payable to a Participant under a Dividend Equivalent Right.

17.3	Rights issues and entitlement offers

Without limiting clause 17.1, if the Company makes a pro rata issue of Shares to existing holders of Shares generally by way of a rights issue or entitlement offer and no Share has been Allocated in respect of an Option before the record date for determining entitlements to the pro rata issue, the Option will be adjusted in accordance with the formula in the Listing Rules.

17.4	Bonus issues

Without limiting clause 17.1, if the Company makes a bonus issue of Shares to existing holders of Shares (other than an issue in lieu of dividends or by way of a dividend reinvestment) involving capitalisation of reserves of distributable profits and no Shares has been Allocated in respect of an Option or Performance Right before the record date for determining entitlements to the bonus issue, the Option or Performance Right will be adjusted in accordance with the Listing Rules.

17.5	Reorganisations

Without limiting clause 17.1, if a reorganisation (including consolidation, subdivision, reduction or return) of the issued capital of the Company is effected, Options and Performance Rights will be adjusted in accordance with the Listing Rules.

17.6	Additional Awards or Dividend Equivalent Rights

(a)

Where additional Awards (other than Restricted Shares or Unrestricted Shares) are granted to the Participant under this clause 17, such Awards will be subject to the same terms and conditions as the original Awards granted to the Participant (including any Vesting Conditions) unless the Board determines otherwise.

(b)

Where additional Dividend Equivalent Rights are granted to the Participant under this clause 17, such Dividend Equivalent Rights will be subject to the same terms and conditions as the original Dividend Equivalent Rights granted to the Participant unless the Board determines otherwise.

17.7	Non-Australian residents

When an Award is granted under the Plan to a person who is not a resident of Australia, the provisions of the Plan apply subject to such alterations or additions as the Board determines having regard to any applicable or relevant laws, matters of convenience and desirability and similar factors which may have application to the Participant or to the Company in relation to the Award.

Long Term Incentive Plan Rules	page 23

17.8	Notice to Participants

The Board must as soon as reasonably practicable after making any additional grants or adjustments under this clause 17, give notice in writing of the adjustment to any affected Participant.

17.9	Accumulation of adjustments

Effect will be given to this clause 17 in a manner that the effect of the successive application of this clause 17 will be cumulative, with the intention being that the adjustments that it progressively effects will reflect previous adjustments.

18	Inappropriate benefits

18.1	Inappropriate circumstances

The Board may make a determination regarding how a Participant’s Awards will be treated where, in the opinion of the Board:

(a)	an Award of a Participant Vests or may Vest as a result of the fraud, dishonesty or breach of duties or obligations of any person to any Group Company and the Award would not have otherwise Vested;

(b)	a Participant:

(i)	has acted fraudulently or dishonestly;

(ii)	has breached his or her duties or obligations to any Group Company;

(iii)	has failed to perform any act reasonably and lawfully requested of the participant;

(iv)

has done an act which has the effect of delivering strong Company performance in a manner which is unsustainable or involves unacceptably high risk, and results or is likely to result in a detrimental impact on the Company’s performance following the end of the Vesting Period; or

(v)	has done an act which brings any Group Company into disrepute;

(c)

there has been a material misstatement or omission in the financial statements of a Group Company or an event or circumstance has occurred which will require the financial statements of a Group Company to be restated;

(d)	the Company is required by or entitled under the terms of the Invitation, law or a policy of a Group Company to clawback remuneration of a Participant; or

(e)	the Participant is a Bad Leaver, or becomes a Bad Leaver including after previously being determined to be a Good Leaver.

Long Term Incentive Plan Rules	page 24

18.2	Treatment of Awards

(a)	The applicable treatment under clause 18.1 may be that some or all of the Participant’s:

(i)	Unvested Awards;

(ii)	Shares that have not ceased to be Restricted Shares under these Rules;

(iii)	Vested but unexercised Options;

(iv)	Shares allocated upon the exercise of Options or Vesting of Performance Rights;

(v)	Dividend Equivalent Rights;

(vi)	Unrestricted Shares under these Rules,

will lapse or be deemed to be forfeited (as the case maybe) and in the case of Shares that the Participant will not exercise any voting rights or other entitlements in respect of those Shares and/or will not be entitled to retain (and must pay as directed by the Company) any dividends received in respect of such Shares.

(b)	The applicable treatment under clause 18.1 may be that the Participant must pay or repay (as the case maybe) to the Company as a debt due to the Company any of the following:

(i)	a cash payment received in lieu of an Allocation of Shares pursuant to clause 10.2;

(ii)	a cash payment made in respect of an Incentive Right;

(iii)	a cash payment made in respect of a Dividend Equivalent Right;

(iv)	all or part of the net proceeds of sale of Shares Allocated under the Plan which have been sold;

(v)	dividends received in respect of a Share Allocated under the Plan.

(c)	The applicable treatment under clause 18.1 may be any other circumstance specified in an Invitation.

19	Tax

19.1	Participant responsibility

(a)

Unless otherwise required by law, no Group Company is responsible for any Tax which may become payable by a Participant as consequence of or in connection with the Participant’s participation in the Plan, including:

(i)	the grant, Vesting or exercise of an Award;

(ii)	the Allocation of Shares; or

(iii)	any Dealing with an Award or any Shares.

(b)

No Group Company makes any representation that the Plan will have any particular Tax or financial consequences or that an Eligible Person or Participant will gain any Tax or financial advantage by participating in the Plan.

Long Term Incentive Plan Rules	page 25

19.2	Withholding circumstances

If a Group Company is obliged, or reasonably believes it may have an obligation, as a result of or in connection with:

(a)	the grant of an Award to a Participant, or the Vesting or exercise of any Award;

(b)	the payment of any cash amount to a Participant, including upon the Vesting or exercise of any Award; or

(c)	the Allocation of Shares to, or on behalf of, a Participant under the Plan,

to account for a Tax Liability, then the Participant must reimburse the Group Company for the amount or amounts so paid or payable.

19.3	Reimbursement arrangements

If a Participant is obliged to reimburse a Group Company for a Tax Liability in accordance with clause 19.2, the Group Company is not obliged to grant the Awards, pay the relevant amount or Allocate the relevant Shares to the Participant unless the Group Company is satisfied that arrangements have been made for reimbursement of the Group Company.

20	Shares issued under the Plan

20.1	Share ranking

Any Shares issued under the Plan will rank equally in all respects with other Shares for the time being on issue by the Company except as regards any rights attaching to such Shares by reference to a record date prior to the date of their issue.

20.2	Listing of Shares on the Exchange

If Shares of the same class as those issued on the Vesting or exercise of an Award are quoted on the Exchange, the Company will apply for quotation of Shares issued under the Plan within the period required by the Listing Rules.

21	Irrevocable power of attorney

The Company may require an Eligible Participant or Participant to grant an irrevocable power of attorney (in the form of Schedule 1 or such other form as agreed by the Company) to the Company or nominee of the Company (such nominee being an officer or senior manager of the Company) as a condition to a grant of an Award or at any time while an Award is outstanding.

Long Term Incentive Plan Rules	page 26

22	Amendments to the Plan

22.1	Board may make amendments

(a)	Subject to clause 22.2, the Listing Rules, the Corporations Act and any other applicable law, the Board may at any time by resolution:

(i)	amend all or any of the provisions of the Plan; or

(ii)	amend the terms or conditions of any Award granted under the Plan.

(b)

Notwithstanding clause 22.2, the Board may waive, amend or replace any Vesting Condition of an Award if the Board determines that the original Vesting Condition is no longer appropriate or applicable, provided that the interests of the relevant Participant are not, in the opinion of the Board, materially prejudiced or advantaged relative to the position reasonably anticipated at the time of the grant of the Award.

(c)	Any exercise by the Board of a discretion contemplated by these Rules or the terms of an Invitation will not constitute an amendment pursuant to this clause 22.

22.2	Restrictions on amendments

Subject to clause 22.3, the Board may not exercise its powers under clause 22.1(a) in a manner which adversely affects the existing rights of the Participant in respect of any granted Award or Share already Allocated except with the consent of the Participant or with approval of more than 50% of the Participants holding Awards affected by an amendment.

22.3	Permitted amendments

Clause 22.2 does not apply to an amendment which the Board considers necessary or desirable to:

(a)

comply with or to take account of a change in legislation, the Listing Rules, exchange control, or other regulatory requirement governing or regulating the maintenance or operation of the Plan or similar plans, in any jurisdiction in which invitations under the Plan have been made;

(b)	correct any manifest error or mistake; or

(c)

take into consideration possible adverse tax implications in respect of the Plan arising from adverse rulings, changes to tax legislation or changes in the interpretation of tax legislation by a court of competent jurisdiction.

22.4	Termination or Suspension of the Plan

(a)	Subject to the Corporations Act, the Listing Rules and any other applicable law, the Board may, at any time, terminate or suspend the Plan.

(b)

The termination or suspension of the Plan will not affect any existing Awards granted under the Plan and the terms of the Plan will continue to apply to such Awards provided that, in the case of termination, all Shares Allocated under the Plan then subject to a Dealing Restriction will be released from the restriction on the date of termination or on such other date specified by the Board.

Long Term Incentive Plan Rules	page 27

23	Relationship with Participants

23.1	Separate rights and obligations

(a)

Unless the subject of an express provision in an employment contract, the rights and obligations of any Eligible Participant under the terms of their office, employment or contract with a Group Company are not affected by their participation in the Plan.

(b)

In the event of any inconsistency between these Rules or the terms of an Invitation on the one hand, and any contract of employment between the Eligible Participant and any Group Company on the other, the terms of the contract of employment will prevail.

(c)	These Rules do not form part of, and are not incorporated into, any contract of any Participant (whether or not they are an employee of a Group Company).

(d)	Participation in the Plan does not confer on a Participant the right to remain an Employee and does not affect any rights which a Group Company may have to terminate the employment of a Participant.

(e)	Noting in these Rules may be used to increase damages in any action brought against any Group Company in respect of any such termination.

(f)	Nothing in these Rules confers on any Employee the right to become or remain a Participant or to participate in the Plan.

(g)	Participation in the Plan on a particular basis for the grant of an Award does not create any right or expectation of the grant of further Awards on the same basis, or at all.

23.2	No compensation

No Participant has any right to compensation for any loss in relation to the Plan, including:

(a)	any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

(b)	any exercise of a discretion or a decision taken in relation to a grant of Awards or in relation to the Plan, or any failure to exercise a discretion under these Rules;

(c)	the operation, suspension, termination or amendments of the Plan; or

(d)	lapse or forfeiture of an Award.

Long Term Incentive Plan Rules	page 28

24	Administration of the Plan

24.1	Power of the Board

(a)	The Plan will be administered by the Board.

(b)	The Board has power to:

(i)	determine appropriate procedures for administration of the Plan consistent with these Rules;

(ii)	appoint or engage service providers for the operation and administration of the Plan; and

(iii)	delegate to any one or more persons for any period and on any conditions as it may determine the exercise of any of its powers or discretions arising under the Plan.

(c)

Except as otherwise expressly provided in the Plan, the Board has absolute and unfettered discretion to act or refrain from acting under or in connection with the Plan and in the exercise of any power or discretion under the Plan.

24.2	Waivers

Notwithstanding any other provisions of the Plan, the Board may at any time waive in whole or in part any terms or conditions (including any Vesting Condition) in relation to any Awards granted to any Participant.

24.3	Interpretation of the Plan

In the event of any dispute, disagreement or uncertainty as to the interpretation of the Rules, or as to any question or right arising from or related to the Plan or to any Awards granted or Shares Allocated under it, the decision of the Board is final and binding.

24.4	Appointment of attorney

Each Participant irrevocably appoints the company secretary of the Company (or any other officer of the Company authorised by the Board for this purpose) as his or her attorney to do anything necessary to:

(a)	Allocate Shares to the Participant in accordance with these Rules;

(b)	effect a forfeiture of Shares in accordance with these Rules or an Invitation; and

(c)	execute transfers of Shares in accordance with these Rules.

24.5	Participant data

By participating in the Plan, each Participant consents to the holding, processing, use and disclosure of personal data provided by the Participant to the Company for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a)	administering and maintaining Participants’ records;

Long Term Incentive Plan Rules	page 29

(b)

providing information to any Group Company, trustees of any trust (including the Trustee), registrars, brokers, banks, professional advisors, mail houses or third party administrators of the Plan or to any regulatory authority where required by law;

(c)	providing information to future purchasers or prospective purchasers of any Group Company or the business or assets of any Group Company; and

(d)	transferring information about the Participant to a country or territory outside Australia.

24.6	Overseas participants

(a)	The Board determine that additional rules apply to an Award that is granted to persons who are not residents of Australia by attaching a schedule to these Rules.

(b)	A determination under clause 24.6(a) may specify how the rules the subject of that determination interact with these Rules.

(c)	Unless the determination under clause 24.6(a) provides otherwise, the rules the subject of the determination prevail over any other provision of these Rules to the extent of any inconsistency.

24.7	Payments

(a)

The Company may make a payment of an amount payable pursuant to these Rules in Australian dollars or any other currency determined by the Board in its discretion. The Company may make payments in different currencies to different Participants. The Board may determine the appropriate exchange rate and time of calculation of the amount of a payment made in a currency other than Australian dollars.

(b)

Where the Board determines that the payment under these Rules is to be made in a currency other than Australian dollars, unless the Board determines otherwise, the foreign exchange rate applied will be the average closing exchange rate listed on the Reserve Bank of Australia website of the relevant currency for the 5 days prior to the date of payment.

24.8	Connection with other plans

Participation in the Plan does not affect, and is not affected by, participation in any other incentive or other plan operated by the Group Companies unless the terms of that other plan provides otherwise or unless otherwise stated in the Invitation.

24.9	Amounts owing by a Participant

Where a Participant owes any amount or amounts to a Group Company, including any overpayment of leave or wages or salary, or any loss suffered by a Group Company as a result of any breach of contract, statutory duty or tort committed by the Participant, the Board may, in respect of any Awards granted to the Participant:

(a)	prevent the exercise of some or all of the Awards;

Long Term Incentive Plan Rules	page 30

(b)	determine that some or all of the Awards lapse; or

(c)	reduce the number of Awards which Vest,

to take into account of and in settlement of any such amounts.

25	Notices

25.1	Notices by the Company

Any notice, consent or other communication under or in connection with the Plan may be given by the Company to an Eligible Participant or Participant if:

(a)

delivered personally to the addressee or sent by prepaid post to his or her last known residential address or to the address of the place of business at which the Participant performs all or most of their duties (Place of Business);

(b)	sent to him or her by facsimile or email to his or her last notified fax number or email address or to fax number or email address at the Place of Business; or

(c)	posted on any intranet or website maintained by the Company or an administrator of the Plan and accessible by that Eligible Participant or Participant.

25.2	Notices to a Group Company

Any notice, consent or other communication under or in connection with the Plan may be given by an Eligible Participant or Participant to a Group Company if delivered or by sending it by post or facsimile to its registered office (or any other address notified by that company from time to time for that purpose (Notified Address)) or the fax number (if any) of that registered office (or Notified Address).

25.3	Time of service

(a)	Where a notice or other communication is given by post, it is deemed to have been received:

(i)	if sent to an address within Australian, 48 hours after it is posted; or

(ii)	if sent to an address outside Australia, 5 days after it was posted.

(b)	Where a notice or other communication is given by facsimile or email, it is deemed to have been received on completion of transmission.

26	Governing Law

The Rules and the rights of Eligible Participants and Participants under the Plan are governed by and must be construed according to the law applying in Queensland, Australia.

Long Term Incentive Plan Rules	page 31

27	General

27.1	Interpretation

Headings are for convenience only and do not affect the interpretation of these Rules. The following rules of interpretation apply to these Rules unless the context requires otherwise:

(a)	a word importing the singular includes the plural and vice versa, and a word of any gender includes the corresponding words of any other gender;

(b)	if a word or phrase is given a defined meaning in this Plan, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(c)	the word including or any other form of that word is not a word of limitation;

(d)

a reference to a statute includes any regulations or other instruments made under it (delegated legislation) and a reference to a statute or delegated legislation or a provision of either includes consolidations, amendments, re-enactments and replacements;

(e)	a reference to a clause or schedule is to a clause of or a schedule to these Rules and a reference to these Rules includes any schedule to these Rules;

(f)	a reference to a Share includes a Restricted Share; and

(g)

an issue is not precluded from being a pro rata issue because certain holders of Shares are excluded from the issue or are allowed to subscribe for a greater number of securities than the entitlement of those holders, pursuant to the Corporations Act or Listing Rules.

27.2	Application of Corporations Act and Listing Rules

(a)

Notwithstanding any other provision of these Rules, no Award may be offered under the Plan if to do so would contravene the Corporations Act, the Listing Rules or instruments of relief issued by ASIC from time to time relating to employee incentive schemes which the Company is relying on.

(b)

Notwithstanding any other provision of these Rules, Awards and Shares must not be issued, acquired, transferred or otherwise dealt with under the Plan if to do so would contravene the Corporations Act, the Listing Rules or the Company’s internal regulations for dealing with securities (including the Company’s Securities Trading Policy).

Long Term Incentive Plan Rules	page 32

Schedule 1

Irrevocable power of attorney

Date of Deed Poll	[Insert date]

Parties

Name	[Insert name of Participant]

Description	Participant

Notice details	[Insert address of Participant]

The Participant declares that:

(a)	the Participant appoints [Company to insert full name recipient] (Attorney) as the attorney of the Participant;

(b)

subject to clause (c) of this deed poll, the Attorney may do anything which the Participant has legal power to do whether in the Participant’s name or in its own name as the act of the Participant including executing and delivering any document;

(c)

this power of attorney is limited to any actions, and the execution and delivery of any documents, reasonably required to fulfil the Participant’s obligations as a participant in the Tritium DCFC Limited Employee Long Term Incentive Plan, including without limitation:

(i)	to prevent the transfer, disposal, or granting of a security interest over Awards by the Participant in accordance with the Employee Long Term Incentive Plan Rules and Invitation (Rules);

(ii)	to transfer, dispose of, or otherwise deal with, the Participant’s rights to, and interests in, any and all Awards (including Shares) in accordance with the Rules;

(iii)	to take any actions that the Participant is required to give or take under, or that are necessary or desirable to give effect to Good Leaver or Bad Leaver provisions of the Rules;

(iv)	to do whatever is required to discharge any security interest or encumbrance over any Awards or deal with (including put in place or enforce) any Disposal Restrictions; and

(v)

to execute any documents and to do all things necessary or desirable (in the reasonable opinion of the Board) to do or give effect to, or in connection with, any of the things referred to in clauses (i) to (v) above inclusive;

Long Term Incentive Plan Rules	page 33

(d)	the Participant must ratify anything done by an Attorney under this deed poll;

(e)

the Attorney may do anything or take any of the actions as set out in this deed poll even if the Attorney in any way has an interest in the thing or is connected with a person who in any way has an interest in the thing;

(f)

the Participant will indemnify the Attorney against any loss, cost, charge, liability or expense the Attorney may sustain or incur as a direct or indirect consequence of the exercise of any power under this deed poll;

(g)	the power of attorney conferred under this deed poll is an irrevocable power of attorney given for valuable consideration;

(h)	this deed will remain in full force and effect until the Participant no longer holds Awards (or Shares pursuant to those Awards); and

(i)	the Attorney’s exercise of any power under this deed poll does not involve on the part of the Attorney or any entity of which the Attorney is an employee:

(i)	any personal liability in connection with that exercise or its consequences; or

(ii)	an express or implied warranty as to the validity of this deed poll or the Attorney’s authority to exercise the power;

All capitalised terms in this deed poll have the same meaning as set out in the Rules.

This deed poll is governed by the laws of Queensland.

EXECUTED as a deed poll

SIGNED SEALED and DELIVERED by [INSERT PARTICIPANT NAME] in the presence of:

Signature of Witness	[insert Participant name]

Full Name of Witness

Long Term Incentive Plan Rules	page 34

Schedule 2

US Schedule

This Schedule modifies the Tritium DCFC Limited Long Term Incentive Plan Rules (the “Plan”) as they apply to Participants who are citizens or residents of the United States of America or who are otherwise subject to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), with respect to their Awards (“U.S. Participants”). Capitalized terms used in this Schedule and not otherwise defined shall have the meanings provided in the Plan. Notwithstanding any provision of the Plan to the contrary:

1	Certain Definitions. For purposes of this Schedule:

(a)

“Change of Control Event” means a Change of Control Event (as defined in the Plan); provided, that with respect to any Award granted to a U.S. Participant that provides for the deferral of compensation subject to Code Section 409A of the Code, if a Change of Control Event constitutes a payment event for such Award (or portion thereof), to the extent required to avoid the imposition of additional taxes under Code Section 409A, a transaction or event shall only constitute a “Change of Control Event” for purposes of the payment timing of such Award if such transaction or event also constitutes a “change in control event” (within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)).

(b)	“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(c)	“Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

(d)	“Option” means, with respect to U.S. Participants, an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.

2

Section 409A. Awards granted to U.S. Participants are intended to be exempt from, or comply with, the requirements set forth in Section 409A of the Code, and shall have terms and be interpreted, administered and construed consistent with such intent including, without limitation, the following:

(a)

Each Option granted to a U.S. Participant shall have an Exercise Price per Share that shall not be less than the fair market value per Share subject to the Option on the date of grant (in each case, as determined in a manner consistent with Section 409A of the Code).

(b)	No dividends or dividend equivalents (including Dividend Equivalent Rights) may be paid or payable with respect to Options granted to a U.S. Participant.

Long Term Incentive Plan Rules	page 35

3

Notwithstanding anything in the Plan to the contrary, to the extent that the payment or settlement of any Award is deferred in accordance with the Plan (including, without limitation, in accordance with clause 11.3 or 12.1 of the Plan), such payment or settlement shall be so deferred in a manner intended to comply with Section 409A of the Code. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Group Company is subject to Section 409A, and such Award or other amount is payable on account of a holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the holder’s Termination of Service, or (ii) the date of the holder’s death. Furthermore, notwithstanding any contrary provision of the Plan or any Invitation, any payment of “nonqualified deferred compensation” under the Plan that may be made in instalments shall be treated as a right to receive a series of separate and distinct payments. Without limiting the foregoing, if any provision of the Plan or an Award to a U.S. Participant is or becomes or is deemed to be inconsistent with Section 409A of the Code or an exemption therefrom, such provision shall not apply to the U.S. Participant.

4

None of the Group Companies, nor any of their respective officers, directors, agents or employees, shall be obligated, directly or indirectly, to any U.S. Participant or any other person for any taxes, penalties, interest or like amounts that may be imposed on the U.S. Participant or other person on account of any failure of the Plan or any Award to comply with or be exempt from the requirements of Section 409A of the Code or any other section of the Code.

5

Incentive Stock Options. Incentive Stock Options within the meaning of Section 422 of the Code may be granted under the Plan only if the Company’s shareholders approve the Plan and this Schedule in the manner and to the degree required under applicable law within 12 months after the Board approves the Plan and this Schedule. The maximum number of Shares that may be issued upon the exercise of incentive stock options under the Plan, subject to approval by the Company’s shareholders of such limit, shall be 15% of the Shares on issue at the date of adoption of the Plan (subject to adjustment for capital changes in the Company to the extent approved by the Board and permitted by Section 422 or Section 424 of the Code). If the Company’s shareholders approve such limit, then any Option granted to a U.S. Participant that is intended to qualify as an incentive stock option under Section 422 of the Code shall also be required to meet the requirements of Section 422 and Section 424 of the Code and the regulations promulgated thereunder (to the extent applicable), including without limitation the following:

(a)

The Option must be granted within 10 years from the date of the earlier of the adoption of the Plan or the date of such shareholder approval. (c) The Option must not be exercisable after the expiration of 10 years from the date of grant.

Long Term Incentive Plan Rules	page 36

(d)

The Option must not be transferable by the individual to whom the Option is granted other than by will or the laws of descent and distribution, and must be exercisable, during such individual’s lifetime, only by such individual.

(e)

The Option must not be granted to an individual who, at the time the option is granted, owns Shares possessing more than 10% of the total combined voting power of all classes of shares of the corporation employing such individual or of any related corporation of such corporation, unless the Option meets the requirements under Section 422 of the Code for grants to 10% shareholders.

(f)

To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as non-qualified stock options to the extent required by Section 422 of the Code.

If an Option granted to a U.S. Participant that is intended to qualify as an incentive stock option fails to meet any of the requirements for incentive stock options, it shall be deemed to be a nonqualified stock option for purposes of the Code to the extent of such failure.

6	Trusts. Awards granted to U.S. Participants shall not be funded through an employee benefit trust.

7

Securities Laws. Any Shares that a U.S. Participant may acquire under the Plan may only be resold in the U.S. pursuant to a registration statement filed under the U.S. Securities Act of 1933 (“Securities Act”) with the U.S. Securities and Exchange Commission and applicable state securities law administrators or under an exemption from securities registration under the Securities Act and applicable state securities laws. All Awards granted to and held by U.S. Participants will be granted, issued and/or administered only in conformance with applicable laws (including applicable Exchange rules) and such Awards shall be deemed amended as necessary to conform to such applicable laws.

8

Withholding. Notwithstanding anything in the Plan to the contrary, if at any time any Group Company is required to withhold U.S. federal, state, local, foreign or other taxes with respect to an Award granted to a U.S. Participant, or any amounts or Shares payable or deliverable thereunder, any such Group Company will have the power and the right to deduct or withhold, or require an Award holder to remit to the Company, an amount in cash sufficient to satisfy

Long Term Incentive Plan Rules	page 37

such taxes (including the U.S. Participant’s FICA obligation) required to be withheld with respect to such Award, to offset such amounts from other amounts payable to the U.S. Participant (to the extent permissible under applicable law) or to withhold shares from the Award itself. The amount of the withholding requirement will be deemed to include any amount which the Group Company agrees may be withheld, not to exceed the amount determined by using the maximum individual federal, state or local statutory tax rates applicable to the U.S. Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.

Long Term Incentive Plan Rules	page 38